Exhibit 10.6

Base Salaries for Named Executive Officers

As of January 1, 2005 the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Access National Corporation:

Michael W. Clarke	$250,000
President and Chief Executive Officer
Dean Hackemer	$250,000
President and Chief Executive Officer, Access National Mortgage Corp.
Robert C. Shoemaker	$195,000
Executive Vice President and Chief Credit Officer
Charles Wimer	$150,000
Executive Vice President and Chief Financial Officer